UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2021

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-236260	82-3829328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2021 and effective December 30, 2020, LMP Automotive Holdings, Inc. (the “Company”) entered into amendments to the employment agreements with Mr. Samer Tawfik, its Chief Executive Officer, Mr. Evan S. Bernstein, its Chief Financial Officer, and Mr. B. Richard Aldahan, its Chief Operating Officer.

Under the terms of the First Amendment to the Employment Agreement between the Company and Mr. Tawfik, the Company (i) increased Mr. Tawfik’s annual base salary to $300,000, (ii) amended the vesting for options to purchase up to 10,000 shares of the Company’s common stock previously awarded to Mr. Tawfik and (iii) agreed to award him options to purchase up to an aggregate of 150,000 shares of the Company’s common stock upon the achievement of certain milestones.

Under the terms of the First Amendment to the Employment Agreement between the Company and Mr. Bernstein, the Company (i) agreed to permit Mr. Bernstein the use of a Company vehicle, (ii) amended the vesting for options to purchase up to 40,000 shares of the Company’s common stock previously awarded to Mr. Bernstein and (iii) agreed to award him options to purchase up to an aggregate of 100,000 shares of the Company’s common stock upon the achievement of certain milestones.

Under the terms of the First Amendment to the Employment Agreement between the Company and Mr. Aldahan, the Company (i) increased Mr. Aldahan’s annual base salary to $300,000, (ii) amended the vesting for options to purchase up to 40,000 shares of the Company’s common stock previously awarded to Mr. Aldahan, (iii) agreed to award him options to purchase up to an aggregate of 145,000 shares of the Company’s common stock upon the achievement of certain milestones, (iv) awarded Mr. Aldahan a one-time bonus of $350,000 payable upon the consummation of the Company’s proposed financing with Truist Bank, payable in cash, Company securities or a combination of both, and (v) awarded Mr. Aldahan a quarterly bonus of a percentage of the Company’s post-minority interest income.

The foregoing summaries of the terms and conditions of these amendments are qualified in their entirety by reference to the forms of amendments which are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, effective as of December 30, 2020, by and between LMP Automotive Holdings, Inc. and Samer Tawfik.
10.2	First Amendment to Employment Agreement, effective as of December 30, 2020, by and between LMP Automotive Holdings, Inc. and Evan S. Bernstein.
10.3	First Amendment to Employment Agreement, effective as of December 30, 2020, by and between LMP Automotive Holdings, Inc. and B. Richard Aldahan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

January 12, 2021	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

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